                                                                    EXHIBIT 12.1




                   DETROIT EDISON SECURITIZATION FUNDING LLC
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)


                                                      Twelve Months Ended
                                                      December 31, 2001
                                                      -----------------
        EARNINGS
        Pre-tax income............................        $      -
        Fixed charges.............................          86,928
                                                          --------
          Earnings................................        $ 86,928
                                                          ========

        FIXED CHARGES
        Interest expense..........................        $ 86,928
                                                          --------
          Fixed charges...........................        $ 86,928
                                                          ========

        Ratio of Earnings to Fixed Charges........            1.00
                                                              ====